Exhibit 10.1

WCI COMMUNITIES, INC.

STOCK APPRECIATION RIGHT AGREEMENT

2004 Stock Incentive Plan

of WCI Communities, Inc.

This Stock Appreciation Right Agreement (“SAR Agreement”) is entered into effective as of the                      day of                      2006 (the “SAR Grant Date”) by and between WCI Communities, Inc., a Delaware Corporation (the “Company”) and                      (the “Participant”).

RECITALS

Pursuant to the 2004 Stock Incentive Plan of WCI Communities, Inc., the Company wishes to grant Participant a Stock Appreciation Right payable in shares of common stock of the Company (“Shares”) pursuant to Section 6 of the 2004 Stock Incentive Plan of WCI Communities, Inc., as amended from time to time (the “Plan”), the terms of which are incorporated herein by reference. Capitalized terms used herein shall have the meaning ascribed to them in the Plan, a copy of which is available to Participant from the Company’s Human Resources Department.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHT

1. Grant of Stock Appreciation Right. The Company hereby grants to Participant, on the terms and conditions set forth herein a “Stock Appreciation Right” with respect to                      Shares. A Stock Appreciation Right shall mean the right to receive, on exercise, Shares equal in Fair Market Value (plus cash in respect of any fractional share) to the excess, if any, of the aggregate Fair Market Value of a number of Shares equal to the number of Shares with respect to which the SAR is being exercised over the aggregate Exercise Price (as defined in Section 2) allocable to such Shares (the “Stock Appreciation Right). Fair Market Value shall be the closing price of a Share as recorded on the New York Stock Exchange on the applicable date.

2. Vesting. The Stock Appreciation Right granted hereunder shall vest as follows:

3. Exercise Price. The per Share “Exercise Price” of the Stock Appreciation Right shall be $            , which is 100% of the Fair Market Value of a Share on the SAR Grant Date.

4. Term of Stock Appreciation Right. The term of this Stock Appreciation Right shall be for a period commencing on the SAR Grant Date and ending on the tenth (10th) anniversary of the SAR Grant Date (the “Expiration Date”), subject to earlier termination as provided in Sections 5 and 6. The Stock Appreciation Right may be exercised within the foregoing limitations at any time or from time to time after the vesting dates specified in Section 2, above, as to any or all of the Shares by the Stock Appreciation Right.

5. Method of Exercise. The Participant may exercise all or any part of the vested Stock Appreciation Right by written notice directed to the Legal Department (Attention: General Counsel/Corporate Secretary), at the Company’s principal place of business. As soon as practicable following receipt of such written notice, the Company shall deliver certificates or evidence of electronic delivery evidencing the Shares receivable by Participant.

6. Nontransferability. Except as otherwise provided by the Committee, the Stock Appreciation Right shall be transferable only by will or the laws of descent and distribution and shall be exercised during Participant’s life only by Participant or a legal representative appointed for or by the Participant. Except as permitted by the preceding sentence, the Stock Appreciation Right or any rights or privileges conferred thereby shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempted transfer, assignment, pledge, hypothecation or other disposition of the Stock Appreciation Right, or any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy or any attachment or similar process upon the Stock Appreciation Right, or any right or privilege conferred thereby, such Stock Appreciation Right and such rights and privileges, shall immediately become null and void.

7. Termination of Stock Appreciation Right. Except as otherwise provided in this SAR Agreement, this Stock Appreciation Right shall terminate:

(a) In the event that the Participant dies while an officer of the Company or in the event that Participant’s service as an officer terminates by reason of disability, such portion of the Stock Appreciation Right not previously exercised may be exercised by Participant or Participant’s personal representative during the twelve (12) months after the date of Participant’s death or termination of service as an officer by reason of disability, but not later than the Expiration Date. Any such portion of the Stock Appreciation Right not exercised prior to such date shall terminate on such date. For the purposes of this SAR Agreement, a Participant’s services shall be considered to have terminated by reason of disability if he would have been disabled under the Company’s long term disability policy had he been covered by such policy.

(b) In the event that Participant’s service as an officer is terminated for cause, such portion of the Stock Appreciation Right not exercised prior to the date of such termination shall terminate as of the date of such termination. For the purposes of this SAR Agreement, Participant’s service as an officer shall be deemed to be terminated for cause for any of the following:

(i) Misconduct by Participant involving dishonesty or breach of a fiduciary duty in connection with Participant’s service as an officer;

(ii) Misconduct by Participant which would be a reasonable basis for an indictment of Participant for a felony or a misdemeanor involving moral turpitude; or

(iii) Misconduct by Participant which results in a demonstrable injury to the Company.

(c) In the event that Participant’s service as an officer is terminated for any reason other than death, disability or cause, all or any portion of the Stock Appreciation Right not previously exercised may be exercised by Participant during the one (1) month after the date of Participant’s termination of service as an officer, but not later than the Expiration Date. Such portion of the Stock Appreciation Right not exercised prior to such date shall terminate on such date.

8. Adjustments. In the event of any change in the outstanding common stock of the Company by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, reorganization, recapitalization, merger, consolidation or similar event, the Company shall adjust proportionally the number of SAR Shares covered by the Stock Appreciation Right and the Exercise Price for the SAR Shares and make such other revisions to the Stock Appreciation Right as the Company may deem fit, including, without limitation, any such limitations as are deemed necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and avoid the imposition of interest and penalty taxes thereunder.

9. Change in Control. In the event of a Change in Control, the Company may, in its absolute discretion and without liability to any person, take such actions as it deems necessary or desirable including, without limitation, (a) payment of a cash amount in exchange for the cancellation of the Stock Appreciation Right; and (b) requiring the issuance of substitute benefits that will substantially preserve the value, rights and benefits of any affected Stock Appreciation Right, and all such actions shall be consistent with the requirements to avoid the imposition of interest and penalty taxes under Section 409A of the Code.

10. Amendment and Termination. This SAR Agreement may be modified by the Company in any manner that is consistent with the Plan, provided, that no such amendment shall modify this SAR Agreement in any manner adverse to the Participant without Participant’s written consent.

11. Limitations and Conditions.

(a) Nothing contained herein shall confer upon Participant any right to continue in his position as a director of the Company or in any other position with the Company or any subsidiary.

(b) Participant shall not be, and shall not have any of the rights or privileges or, a stockholder of the Company in respect of any Shares as to which the Stock Appreciation Right is granted hereunder unless and until certificates representing the Shares into which the Stock Appreciation Right is exercised have been issued by the Company to the Participant.

(c) Any notice to be given under the terms of this SAR Agreement to the Company shall be addressed to the Company in care of its General Counsel/Corporate Secretary, and any notice to the Participant shall be addressed to Participant at his address on the books of the Company. By a notice given pursuant to this Section, either party may designate a different address for notices to be given. Any notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or sent by overnight delivery or telecopy.

(d) Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this SAR Agreement.

(e) The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(f) The laws of the State of Florida shall govern the interpretation, validity and performance of the terms of this SAR Agreement.

IN WITNESS WHEREOF, the Company has executed this SAR Agreement and Participant has accepted this SAR Agreement, including all of the terms and conditions hereof, which constitute a contract between the Company and Participant, as of the day and year first above written.

WCI COMMUNITIES, INC.

By:
Paul D. Appolonia Senior Vice President, Human Resources